Supplement dated November 20, 2007
(To Prospectus Supplement dated August 31, 2007 to Prospectus Dated April 20, 2007)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Depositor

DLJ MORTGAGE CAPITAL, INC.
Sponsor and Seller

CSMC ASSET-BACKED TRUST 2007-NC1 OSI
Issuing Entity

CSMC ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-NC1 OSI

This is a supplement to the prospectus supplement dated August 31, 2007 (the “Prospectus Supplement”) relating to the CSMC ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-NC1 OSI.  Capitalized terms used in this supplement but not defined in this supplement have the meanings given them in the Prospectus Supplement.

The offering of the Class 1-A Certificates by the Prospectus Supplement was terminated on November 15, 2007.  The Issuing Entity will issue two new certificates, the Class 1-A-1 Certificates and Class 1-A-2 Certificates (the “Offered Certificates”), on November 21, 2007.  The Offered Certificates will be backed by the Class 1-A Certificates.  It is expected that the Offered Certificates will be sold, from time to time in negotiated transactions at varying prices determined at the time of sale, pursuant to a separate prospectus supplement.  The Offered Certificates are not being offered hereby.

Credit Suisse
November 20, 2007